Exhibit 10.3

EXECUTION VERSION

FRE 408

COMSCORE, INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 20, 2011 by and among comScore, Inc., a Delaware corporation (the “Company”) , and The Nielsen Company (US), LLC, a Delaware limited liability company (the “Investor”). Capitalized terms contained and not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (defined below).

RECITALS

A. The Company and the Investor are concurrently entering into that certain Stock Purchase Agreement by and between the Company and the Investor of even date herewith (the “Purchase Agreement”);

B. In consideration of the execution of the Purchase Agreement by the Company and the Investor (in their capacity as such) have agreed for the Shares to be voted in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Proxy. Investor hereby irrevocably appoints the Chief Executive Officer and the Chief Financial Officer of the Company, or one of them, for the term of this Agreement, proxies and attorneys-in-fact, each with full power of substitution to vote all Shares held of record or “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act) by Investor in accordance with the provisions of this Agreement. The proxy granted hereby is coupled with interest.

2. Voting. Until this Agreement is terminated pursuant to Section 3 hereof, all Shares beneficially owned, either directly or indirectly, by the Investor shall be voted in a neutral manner on all matters submitted to the stockholders of the Company for a vote, whether required by the Company’s charter or bylaws, pursuant to Delaware General Corporate Law or otherwise. For purposes of this Agreement, “neutral manner” means in the same proportion to all other outstanding voting securities of the Company (excluding any and all voting securities beneficially owned, directly or indirectly, by Investor or by management of the Company) that are actually voted on a proposal submitted to the Company’s stockholders for approval. By way of example only, if 100,000 voting securities that are not beneficially owned by Investor or management are cast with 60,000 of such shares voting “For” a proposal, 30,000 of such shares voting “Against” a proposal, and 10,000 of such shares abstaining, Investor shall vote sixty percent (60%) of the Shares “For” the proposal, thirty percent (30%) “Against” the proposal and abstain with respect to ten percent (10%) of the Shares. The term “vote” shall include any exercise of voting rights whether at an annual or special meeting of stockholders or by written consent or in any other manner permitted by applicable law.

3. Termination. This Agreement shall terminate upon the earlier of (i) the time at which Investor ceases to beneficially own any Shares, (ii) a Change of Control or (iii) the mutual agreement of the Company and Investor.

4. Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued by the Company to the Investor on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

5. Legending of Shares. If so requested by the Company, Investor hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement. The Company agrees promptly to reissue certificates representing any of the Shares, without such a legend, upon any transfer of Shares in compliance with the Purchase Agreement other than transfers to persons or entities referred to in clauses (i) or (ii) of Section 6(b) of this Agreement.

6. Miscellaneous.

(a) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth herein, or at such other address which may hereinafter be designated in writing: (i) if to the Investor, at 40 Danbury Road Wilton, CT 06897, Attention: James W. Cuminale, Chief Legal Officer, Fax No.: 203-568-2876, with a copy to Robinson & Cole LLP, 1055 Washington Boulevard, Stamford, CT 06901-2249, Attention: Eric J. Dale, Fax No.: 203-462-7599, or (ii) if to the Company, at comScore, Inc., Attn: Chief Financial Officer, with a copy to Robert G. Day, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, Investor agrees that such notice may be given by facsimile or by electronic mail.

(b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer (i) to any Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Investor or (ii) to a person or entity with whom the Investor is part of a group for purposes of Section 13(d)(3) of the Exchange Act of any Shares on the Company’s books or issue a new certificate representing any Shares unless and until the person or entity referred to in clauses (i) or (ii) of this subsection shall have executed a written agreement pursuant to which such person or entity becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person or entity was a party hereto. Subject to the immediately preceding sentence, and notwithstanding any other provision of this Voting Agreement to the contrary, any person that acquires Shares from the Purchaser in a transaction that is in compliance with the terms of the Purchase Agreement shall acquire such Shares free and clear of any and all provisions of this Agreement and shall not be bound by any provision of this Agreement.

(c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections shall, unless otherwise provided, refer to sections hereof.

(e) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments (including proxies) and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(f) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subject matter hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(g) SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

(h) Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

(i) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(j) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or other electronically transmitted copies of signed signature pages will be deemed binding originals.

(signature page follows)

The parties have executed this Voting Agreement as of the date first above written.

COMSCORE INC.,
a Delaware corporation

/s/ Kenneth Tarpey
Signature of Authorized Signatory

Kenneth Tarpey, Chief Financial Officer
Name and Title of Authorized Signatory

(Signature page to Voting Agreement)

THE NIELSEN COMPANY (US), LLC,
a Delaware limited liability company

/s/ James W. Cuminale
Name: James W. Cuminale
Title: Chief Legal Officer

(Signature page to Voting Agreement)